EXHIBIT 99.2

Theodore J. Gaasche
1521 Green Valley Drive
Collegeville, PA 19426

January 22, 2013

To the Board of Directors of
AMREP Corporation:

Effective at the close of business this date, I hereby resign as President and Chief Executive Officer of AMREP Corporation.  I wish to confirm that I am resigning as an AMREP Corporation officer in order to return to a more active role with Mr. Karabots’ company, Spartan Organization, Inc., of which I am a director and from 2009 through July 2011 was its Executive Vice President – Operations.

Sincerely,

/s/ Theodore J. Gaasche

Theodore J. Gaasche